SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 1, 2007

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___         Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2007, we entered into a purchase agreement with the Utah State Retirement Investment Fund and acquired an additional 70% interest in Triple Net Investment Company LLC, one of our co-investment programs. We are now the sole owner of the co-investment program’s 15 primarily single tenant net leased properties. We acquired the interest for a cash payment of approximately $82.7 million and the assumption of approximately $156.6 million of non-recourse first mortgage financing. The purchase agreement contained limited representations and warranties and closing conditions.

The foregoing description of the purchase agreement is qualified in its entirety by reference to the purchase agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.02.	Results of Operations and Financial Conditions.

On May 3, 2007, we issued a press release announcing our financial results for the quarter ended March 31, 2007. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this “Item 2.02 Results of Operations and Financial Condition,” including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, which we refer to as the Act, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 7.01.	Regulation FD Disclosure.

On May 3, 2007, we made available supplemental information, which we refer to as the Supplemental Reporting Package, concerning our operations and portfolio for the quarter ended March 31, 2007. A copy of this supplemental information is furnished herewith as Exhibit 99.2.

The information furnished pursuant to this “Item 7.01 Regulation FD Disclosure,” including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any of our filings under the Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

A copy of the press release issued on May 2, 2007, relating to the purchase agreement discussed under Item 1.01 of this Current Report on Form 8-K is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

In September 2006, the Securities and Exchange Commission released Staff Accounting Bulletin No. 108. To clarify previous disclosure, we are disclosing that we adopted Staff Accounting Bulletin No. 108 as of December 31, 2006. The adoption of Staff Accounting Bulletin No. 108 did not have a material impact on our consolidated financial position or results of operations.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

10.1	Purchase Agreement, dated as of May 1, 2007, between Lexington Realty Trust and the Utah State Retirement Investment Fund.
99.1	Press Release issued May 3, 2007.
99.2	Supplemental Reporting Package for the quarter ended March 31, 2007.
99.3	Press Release issued May 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: May 4, 2007	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

10.1	Purchase Agreement, dated as of May 1, 2007, between Lexington Realty Trust and the Utah State Retirement Investment Fund.
99.1	Press Release issued May 3, 2007.
99.2	Supplemental Reporting Package for the quarter ended March 31, 2007.
99.3	Press Release issued May 2, 2007.